UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2015

GFI GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, New York, NY 10041

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 968-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report is incorporated by reference in response to this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report is incorporated by reference in response to this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report is incorporated by reference in response to this Item 2.03.

Item 8.01	Other Events

On September 25, 2015, GFI Group Inc. (“GFI”) and GFI Holdings Limited (“GFI Holdings,” and, together with the GFI, the “Borrowers”), each a subsidiary of BGC Partners, Inc. (the “Company” or “BGC Partners”) delivered notice to Bank of America N.A. of the Borrowers’ intent to terminate and repay on October 2, 2015 the entire $75 million outstanding under its Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America and certain other parties thereto, dated as of December 20, 2010. The amounts due under the Credit Agreement were scheduled to mature on December 20, 2015 and are being repaid by GFI prior to the completion of the sale of its Trayport division.

In order to repay the amount due under the Credit Agreement, on October 1, 2015, GFI agreed to borrow $75 million from BGC Partners (the “BGC Loan”). The BGC Loan bears interest at the rate of LIBOR plus 2%. Due to intercompany eliminations, the BGC Loan will have no impact on the consolidated balance sheet or income statement of BGC Partners.

In order to make the BGC Loan, on the same date, BGC Partners entered into a previously authorized $150 million revolving credit facility (the “Facility”) with Cantor Fitzgerald, L.P. (“Cantor”) and has agreed to borrow $100 million under such facility (the “Cantor Loan”). The Cantor Loan bears interest at the rate of LIBOR plus 3.25% and may be adjusted based on Cantor’s short-term borrowing rate then in effect plus 1%. The Facility has a maturity date of August 10, 2017. BGC Partners expects that the Cantor Loan will be repaid and replaced with a new third party credit facility with a syndicate of banks by the end of the year.

BGC Partners owns approximately 67% of GFI’s common stock and currently consolidates the financial statements of GFI and Cantor has a controlling interest in BGC Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: October 1, 2015	By:	/s/ James A. Peers
		Name:	James A. Peers
		Title:	Chief Financial Officer

[Signature Page to Form 8-K, dated October 1, 2015, with respect to the Company’s prepayment of credit facility and note from BGC.]